                                                                    Exhibit e(2)

                             DISTRIBUTION AGREEMENT
                                 CLASS R SHARES

         DISTRIBUTION AGREEMENT, dated as of November 28, 2003, by and between
DOMINI SOCIAL INVESTMENT TRUST, a Massachusetts business trust (the "Trust"), and DSIL INVESTMENT SERVICES LLC, a New York limited liability company and a subsidiary of Domini Social Investments LLC (the "Distributor").

                              W I T N E S S E T H:

         WHEREAS, the Trust is engaged in business as an open-end investment company registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder, the "1940 Act") and consists of one or more series;

         WHEREAS, the Trust desires to enter into this Distribution Agreement with respect to the shares designated Class R Shares for each of its current and future series; and

         WHEREAS, the Trust wishes to engage the Distributor to provide certain services with respect the distribution of Class R Shares of each series of the
Trust, and the Distributor is willing to provide such services to each series of the Trust on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

         1. The Trust grants to the Distributor the right, as agent of the
Trust, to sell its shares of beneficial interest designated Class R Shares
("Shares") of each series of the Trust upon the terms hereinbelow set forth during the term of this Agreement. While this Agreement is in force, the
Distributor agrees to use its best efforts to find purchasers for Shares of each series of the Trust.

         The Distributor shall have the right, as agent of the Trust, to order from the Trust the Shares needed, but not more than the Shares needed (except for clerical errors and errors transmission), to fill unconditional orders for
Shares placed with the Distributor, all such orders to be made in the manner set forth in the Trust's then-current prospectus (the "Prospectus") and then-current statement of additional information (the "Statement of Additional Information").
The price which shall be paid to the Trust for the Shares so purchased shall be the net asset value per Share as determined in accordance with the provisions of the Declaration of Trust and the By-Laws, as each may from time to time be amended (collectively, the "Governing Instruments"). The Distributor shall notify the Custodian of the Trust (currently Investors Bank & Trust Company), at the end of each business day, or as soon thereafter as the orders placed with the Distributor have been compiled, of the number of Shares and the prices thereof which have been ordered through the Distributor since the end of the previous business day.

         The right granted to the Distributor to place orders for Shares with the Trust shall be exclusive, except that this exclusive right shall not apply to Shares issued in the event

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that an investment company (whether a regulated or private investment company or a personal holding company) is merged with and into or consolidated with the
Trust or in the event that the Trust acquires, by purchase or otherwise, all (or substantially all) the assets or the outstanding shares of any such company; nor shall it apply to Shares issued by the Trust as a dividend or stock split. The exclusive right to place orders for Shares granted to the Distributor may be waived by the Distributor by notice to the Trust in writing, either unconditionally or subject to such conditions and limitations as may be set forth in such notice to the Trust. The Trust hereby acknowledges that the
Distributor may render distribution and other services to other parties, including other investment companies. In connection with its duties hereunder, the Distributor shall also arrange for computation of performance statistics with respect to the Trust and arrange for publication of current price information in newspapers and other publications.

         2. The Shares may be sold by the Distributor on behalf of the Trust, to any investor or to or through any dealer having a sales agreement with the
Distributor, upon the following terms and conditions:

         The public offering price of Shares of the Trust, i.e., the price per
Share at which the Distributor or any dealer purchasing Shares through the
Distributor may sell shares to the public, shall be the net asset value of such
Shares.

         The net asset value of Shares of the Trust shall be determined by the
Trust, or by an agent of the Trust, as of the close of regular trading on the
New York Stock Exchange on each day on which the New York Stock Exchange is open for trading (and on such other days as the Trustees deem necessary in order to comply with Rule 22c-1 under the 1940 Act), in accordance with the method established pursuant to the Governing Instruments. The Trust shall have the right to suspend the sale of Shares if, because of some extraordinary condition, the New York Stock Exchange shall be closed, or if conditions existing during the hours when the Exchange is open render such action advisable or for any other reason deemed adequate by the Trust.

         3. The Trust agrees that it will, from time to time, but subject to the necessary approval, if any, of its shareholders, take all necessary action to register such number of Shares under the Securities Act of 1933, as amended (the
"1933 Act"), as the Distributor may reasonably be expected to sell.

         The Distributor shall be an independent contractor and neither the
Distributor nor any of its managers, officers or employees as such, is or shall be an employee of the Trust. It is understood that Trustees, officers and shareholders of the Trust are or may become interested in the Distributor, as managers, officers, employees, or otherwise and that managers, officers and employees of the Distributor are or may become similarly interested in the Trust and that the Distributor may be or become interested in the Trust as a shareholder or otherwise. The Distributor is responsible for its own conduct and the employment, control and conduct (but only with respect to the duties and obligations of the Distributor hereunder) of its agents and employees and for any injury to any person through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

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         4. The Distributor covenants and agrees that, in selling Shares, it will use its best efforts in all respects duly to conform with the requirements of all state and federal laws and the Conduct Rules of the NASD, Inc. relating to the sale of Shares, and will indemnify and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the Act (the "Indemnified Parties") against all losses, liabilities, damages, claims or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) arising from any claim, demand, action or suit (collectively, "Claims"), arising by reason of any person's acquiring any of the Shares through the Distributor, which may be based upon the 1933 Act or any other statute or common law, on account of any wrongful act of the Distributor or any of its employees
(including any failure to conform with any requirement of any state or federal law or the Conduct Rules of the NASD, Inc. relating to the sale of Shares) or on the ground that the registration statement under the 1933 Act, including all amendments thereto (the "Registration Statement"), or Prospectus or previous prospectus or Statement of Additional Information or previous statement of additional information, with respect to such Shares, includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, if and only if any such act, statement or omission was made in reliance upon information furnished by the Distributor to the Trust;
provided, however, that in no case (i) is the indemnity of the Distributor in favor of any Indemnified Party to be deemed to protect any such Indemnified
Party against liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its or his duties or by reason of its or his reckless disregard of its or his obligations and duties under this Agreement, or (ii) is the
Distributor to be liable under its indemnity agreement contained in this Section
4 with respect to any Claim made against any Indemnified Party unless such
Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the Claim shall have been served upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such Claim shall not relieve it from any liability which it may have to any
Indemnified Party otherwise than on account of its indemnity agreement contained in this Section 4. The Distributor shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense, of any suit brought to enforce any such Claim, and, if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to each Indemnified Party. In the event that the Distributor elects to assume the defense of any such suit and retain such counsel, each Indemnified
Party shall bear the fees and expenses of any additional counsel retained by it but, in case the Distributor does not elect to assume the defense of any such suit, it shall reimburse the Indemnified Parties for the reasonable fees and expenses of any counsel retained by them. Except with the prior written consent of the Distributor, no Indemnified Party shall confess any Claim or make any compromise in any case in which the Distributor will be asked to indemnify such
Indemnified Party. The Distributor agrees promptly to notify the Trust of the commencement of any litigation or proceeding against it in connection with the issuance and sale of any of the Shares.

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         Neither the Distributor nor any dealer nor any other person is authorized to give any information or to make any representation on behalf of the Trust in connection with the sale of Shares, other than those contained in the Registration Statement or Prospectus or Statement of Additional Information.

         The Trust covenants and agrees that it will indemnify and hold harmless the Distributor, its managers and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the Act against all losses, liabilities, damages, claims or expenses (including the reasonable cost of investigating or defending any alleged loss, liabilities, damages, claims or expenses and reasonable counsel fees incurred in connection therewith) arising from any Claims, (i) arising by reason of any person's acquiring any of the
Shares through the Distributor, which may be based upon the 1933 Act or any other statute or common law, on account that the Registration Statement or
Prospectus or previous prospectus or Statement of Additional Information or previous statement of additional information, with respect to such Shares, includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except insofar as such act, statement or omission was made in reliance upon information furnished by the
Distributor to the Trust for use in the Registration Statement or Prospectus or
(ii) arising by reason of any agreement of the Distributor to indemnify or hold harmless any dealer having a sales agreement with the Distributor as provided in
Section 2; provided, however, that in no case (A) shall anything contained herein be so construed as to protect the Distributor against any liability to the Trust or to its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement, or (B) is the Trust to be liable under its indemnity agreement contained in this Section 4 with respect to any Claim made against the Distributor unless it shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the Claim shall have been served upon it (or after the Distributor shall have received notice of such service on any designated agent), but failure to notify the Trust of any such Claim shall not relieve it from any liability which it may have to the Distributor otherwise than on account of its indemnity agreement contained in this Section 4. The Trust shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense, of any suit brought to enforce any such Claim, and, if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor. In the event that the Trust elects to assume the defense of any such suit and retain such counsel, the Distributor shall bear the fees and expenses of any additional counsel retained by it but, in case the Trust does not elect to assume the defense of any such suit, it shall reimburse the Distributor for the reasonable fees and expenses of any counsel retained by them. Except with the prior written consent of the Trust, the Distributor shall not confess any Claim or make any compromise in any case in which the Trust will be asked to indemnify it. The Trust agrees promptly to notify the Distributor of the commencement of any litigation in connection with the issuance and sale of any of the Shares.

         5. The Trust will pay, or cause to be paid: (i) all costs and expenses of the Trust, including fees and disbursements of its counsel, in connection with the preparation and filing of the Registration Statement, Prospectus and
Statement of Additional Information,

                                      -5-

and preparing, printing, reproducing and mailing to shareholders, Prospectuses,
Statements of Additional Information, statements and confirmations and periodic reports (including the expense of setting in type the Registration Statement,
Prospectus and Statement of Additional Information or any periodic report); (ii)
the cost of preparing temporary or permanent certificates for Shares; (iii) the cost and expenses of delivering to the Distributor all Shares purchased through it as agent hereunder (iv) all fees and disbursements of the Trust's transfer agent and custodian; and (v) a fee to the manager or sponsor of the Trust or any series thereof. The Distributor shall receive no compensation for its services to the Trust hereunder.

         6. If, at any time during the term of this Agreement, the Trust shall deem it necessary or advisable in the best interests of the Trust that any amendment of this Agreement be made in order to comply with any recommendation or requirement of the Securities and Exchange Commission or other governmental authority or to obtain any advantage under Massachusetts or federal tax laws, it shall notify the Distributor of the form of amendment which it deems necessary or advisable and the reasons therefor. If the Distributor declines to assent to such amendment (after a reasonable time), the Trust may terminate this Agreement forthwith by written notice to the Distributor without payment of any penalty.
If, at any time during the term of this Agreement, the Distributor requests the
Trust to make any change in its Governing Instruments or in its methods of doing business which are necessary in order to comply with any requirement of federal law or regulations of the Securities and Exchange Commission or of a national securities association of which the Distributor is or may become a member, relating to the sale of Shares, and the Trust fails (after a reasonable time) to make any such change as requested, the Distributor may terminate this Agreement forthwith by written notice to the Trust without payment of any penalty.

         7. The Distributor agrees that it will not take any long or short position in the Shares of the Trust and that, so far as it can control the situation, it will prevent any of its managers or officers from taking any long or short position in the Shares of the Trust, except as permitted by the
Governing Instruments.

         8. This Agreement shall become effective upon its execution and shall continue in force indefinitely as to each series of the Trust, provided that such continuance is "specifically approved at least annually" with respect to the applicable series by the vote of a majority of the Trustees of the Trust who are not "interested persons" of the Trust or of the Distributor at a meeting specifically called for the purpose of voting on such approval, and by the Board of Trustees of the Trust. The aforesaid requirement that continuance of this
Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act. If such annual approval is not obtained, this Agreement shall terminate on the date which is 15 months after the date of the last approval. This Agreement may be terminated with respect to any series of the Trust at any time by (i) the Trust, (a) by a vote of a majority of the
Trustees of the Trust who are not "interested persons" of the Trust or the
Distributor, (b) by a vote of the Board of Trustees of the Trust, or (c) by a
"vote of a majority of the outstanding voting securities" of the Shares of the applicable series of the Trust, or (ii) by the Distributor, in any case without payment of any penalty on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

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         9. The terms "vote of a majority of the outstanding voting securities",
"interested person", "assignment" and "specifically approved at least annually"
shall have the respective meanings specified in, and shall be construed in a manner consistent with, the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission thereunder.

                            [Signature page follows.]

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names on their behalf by the undersigned, thereunto duly authorized, and their respective seals to be hereto affixed, all as of the day and year first above written. The obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Trust individually, but bind only the Trust estate. The obligations of a particular series of the Trust shall be paid only from the assets of that series and shall not be enforceable against any other series.

                         DOMINI SOCIAL INVESTMENT TRUST

                         By: /s/ Amy L. Domini
                             --------------------------------------------------
                         Title: Chief Executive Officer

                         DSIL INVESTMENT SERVICES LLC

                         By: /s/ Carole M. Laible
                            ---------------------------------------------------
                         Title: President